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                                                December 27 , 1996


American Business Financial Services, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, DE  19810

         Re:      American Business Financial Services, Inc.
                  Common Stock
                  Registration Statement on Form SB-2
                  -----------------------------------

Gentlemen:

         We have acted as counsel to American Business Financial Services, Inc. (the "Company") in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 1,150,000 shares of Common Stock, par value $0.001, per share (the "Common Stock"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-B.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined, and the genuineness of all signatures.

         This opinion is limited to the laws of the State of Delaware and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration


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American Business Financial Services, Inc.
December 27, 1996
Page 2

Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                               Sincerely,


                                               /s/ Blank Rome Comisky & McCauley
                                               ---------------------------------
                                                   BLANK ROME COMISKY & McCAULEY


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                                   EXHIBIT "A"
                                   -----------

 1. The Company's Amended and Restated Certificate of Incorporation.

 2. The Company's Amended and Restated Bylaws.

 3  The Company's Minute Books from June 1988 through the date hereof.

 4. Form of Stock Certificate filed as an exhibit to the Registration Statement.

 5. The Registration Statement.

 6. Good Standing Certificate from the Secretary of State of the
    State of Delaware.